EXHIBIT 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	Gary Cavano
	216.689.0520		216.689.0517

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom: www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER AND 2004 EARNINGS

•	Strategic actions impact fourth quarter results and improve risk profile

•	Acquisitions completed during fourth quarter strengthen market share positions

•	Higher revenue

•	Strong commercial loan growth

•	Continued improvement in asset quality

CLEVELAND, January 21, 2005 — KeyCorp (NYSE: KEY) today announced fourth quarter net income of $213 million, or $0.51 per diluted common share. Excluding the effects of the sale of the broker-originated home equity loan portfolio and the reclassification of the indirect automobile loan portfolio to held-for-sale status, adjusted net income for the quarter was $290 million, or $0.70 per share. These results compare with net income of $252 million, or $0.61 per share, for the third quarter of 2004, and $234 million, or $0.55 per share, for the fourth quarter of 2003.

     On a reported basis, Key’s net income for 2004 was $954 million, or $2.30 per diluted common share, compared with $903 million, or $2.12 per share in 2003.

     The following table shows the extent to which the above actions contributed to the difference between Key’s reported and adjusted earnings for the fourth quarter of 2004.

Fourth Quarter 2004 Results

	Pre-tax	After-tax	EPS
dollars in millions, except per share data	Amount	Amount	Impact[a]
Fourth quarter earnings as reported (GAAP basis)[b]	$354	$213	$.51
Actions resulting in significant nonrecurring charges:
Sale of broker-originated home equity loan portfolio	9	6	.01
Write-off of goodwill (nonprime indirect automobile loan business)	55	55	.13
Reclassification of indirect automobile loan portfolio to
held-for-sale status	14	16	.04

Adjusted earnings	$432	$290	$.70

(a) Earnings per share (“EPS”) components may not foot due to rounding.

(b) GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

     “Key’s fourth quarter results reflect our continued focus on revenue growth and improved asset quality,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Higher levels of both net interest income and adjusted noninterest income generated an increase of $71 million in adjusted total taxable-equivalent revenue relative to the prior quarter. This improvement reflected continued growth in commercial loan balances as well as strengthening financial markets. Also, asset quality continued to improve as nonperforming loans decreased for the ninth consecutive quarter, and core deposit growth was solid.

     “During the quarter, we improved our market share positions by completing the acquisitions of EverTrust Bank and American Express Business Finance Corporation. In addition, we improved our risk profile by selling our broker-originated home equity loan portfolio in December and moving our indirect automobile loan portfolio to held-for-sale status in anticipation of its sale. These actions will result in an improved business mix as we acquired $2.2 billion of loans in lending businesses that provide an opportunity to build customer relationships and moved ahead to sell $2.7 billion of loans in credit-only relationship businesses.

     “Looking ahead, Key is well positioned to benefit from an improving economy. We have successfully repositioned our balance sheet in anticipation of rising interest rates and significantly improved our risk profile. For the first quarter of 2005, we expect earnings to be in the range of $0.60 to $0.63 per share, and for the full year, our expectation is for earnings to be in the range of $2.55 to $2.65 per share.”

SUMMARY OF CONSOLIDATED RESULTS

     To facilitate comparisons between current and prior quarter results, the following Summary of Operations illustrates the financial impact of management’s decision to sell Key’s broker-originated home equity loan portfolio and its indirect automobile loan portfolio on the major components of Key’s income statement for the fourth quarter.

Summary of Operations

					Change 4Q04 adjusted basis
	4Q04		4Q04	3Q04	vs 3Q04 as reported
in millions, except per share amounts	As Reported	Adjustments[a]	Adjusted Basis	As Reported	Amount	Percent
Net interest income (TE)	$708	—	$708	$680	$28	4.1%
Noninterest income	433	$46	479	436	43	9.9

Total revenue (TE)	1,141	46	1,187	1,116	71	6.4
Provision for loan losses	(21)	21	—	51	(51)	(100.0)
Noninterest expense	782	(53)	729	690	39	5.7

Income before income taxes (TE)	380	78	458	375	83	22.1
Income taxes and TE adjustments	167	1	168	123	45	36.6

Net income	$213	$77	$290	$252	$38	15.1

Diluted earnings per common share	$.51	$.19	$.70	$.61	$.09	14.8%

(a)	Adjustments reflect the effects of Key’s fourth quarter 2004 sale of its broker-originated home equity loan portfolio held in the Key Home Equity Services division and the reclassification to held-for-sale status of its indirect automobile loan portfolio.

TE = Includes taxable-equivalent adjustment of $26 million in 4Q04 and $22 million in 3Q04.

     Taxable-equivalent net interest income rose to $708 million for the fourth quarter of 2004 from $680 million in the previous quarter. Key’s net interest margin improved 3 basis points to 3.64%, while average earning assets grew by $2.3 billion, due primarily to increases in all major components of the commercial loan portfolio. This growth was attributable in part to the acquisitions of EverTrust Bank and American Express Business Finance Corporation during the fourth quarter. Compared with the same period last year, taxable-equivalent net interest income grew by $15 million, as the positive effect of a 6% increase in average earning assets more than offset the effect of a lower net interest margin.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

     Excluding the $46 million loss associated with the previously-mentioned decision to sell certain loan portfolios, Key’s noninterest income was $479 million for the fourth quarter of 2004, compared with $436 million for the third quarter. Stronger financial markets contributed to an $18 million increase in income from investment banking and capital markets activities, while income from trust and investment services grew by $8 million, reflecting an increase in brokerage activities. Noninterest income also benefited from increases of $14 million in letter of credit and loan fees and $8 million in income from corporate-owned life insurance. These positive results were offset in part by lower income from service charges on deposit accounts. Compared with the year-ago quarter, adjusted noninterest income grew by $13 million, due primarily to increases of $16 million in income from dealer trading and derivatives, and $13 million in letter of credit and loan fees. These improvements were partially offset by an $11 million decline in service charges on deposit accounts.

     Key’s adjusted noninterest expense of $729 million for the fourth quarter of 2004 was up from $690 million in the prior quarter. Personnel expense rose by $17 million, due primarily to an increase in incentive compensation accruals. Nonpersonnel expense increased by $22 million, reflecting higher costs associated with marketing, professional fees and a variety of other expense components. Compared with the fourth quarter of 2003, substantially all of the $31 million increase in adjusted noninterest expense was attributable to higher costs associated with personnel. Comparisons to results for the prior and year-ago quarters were also affected by a fourth quarter 2004 reclassification of $9 million of expense from “Franchise and business taxes” to “Income taxes.”

ASSET QUALITY

     Key’s provision for loan losses was a credit of $21 million for the fourth quarter of 2004, compared with expense of $51 million for the third quarter and $123 million for the year-ago quarter. The reduction from the prior quarter was due to two factors. The credit of $21 million resulted from the reversal of provision recorded in prior periods and was done in connection with management’s decision to sell Key’s indirect automobile loan portfolio. The amount reversed was equal to the remaining allowance allocated to this portfolio after it was marked to fair value and reclassified to held-for-sale status. In addition, as a result of continued improvement in asset quality, Key did not record any provision for loan losses during the fourth quarter of 2004. The following table summarizes the extent to which the above decision and other factors contributed to the change in certain asset quality indicators during the fourth quarter.

Selected Asset Quality Data

	Loans	Allowance for Loan Losses		Nonperforming
dollars in millions	Outstanding	Amount	% of Loans	Loans
Balance at September 30, 2004	$64,981	$1,251	1.93%	$390
Broker-originated home equity loan portfolio:
Sale of loan portfolio	(978)	(17)	N/M	(81)
Net charge-offs recorded prior to sale	(3)	(3)	N/M	(3)
Indirect automobile loan portfolio:
Reclassification to held-for-sale status	(84)	(70)	N/M	—
Net charge-offs recorded prior to reclassification	(15)	(15)	N/M	(15)
Acquisition of American Express Business Finance	1,477	39	N/M	13
Acquisition of EverTrust Bank	690	9	N/M	—
Other activity (net)	2,396	(56)	N/M	12

Balance at December 31, 2004	$68,464	$1,138	1.66%	$316

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

     Net loan charge-offs for the quarter totaled $140 million, or 0.83% of average loans, compared with $76 million, or 0.47%, for the previous quarter and $123 million, or 0.78%, for the same period last year. As shown in the following table, net loan charge-offs, excluding those recorded on the credit-only relationship consumer loan portfolios that Key is exiting, were $56 million, or 0.35% of adjusted average loans for the fourth quarter of 2004.

Net Loan Charge-offs

	Average Loans	Net Loan Charge-offs
dollars in millions	Outstanding	Amount	% of Loans
Fourth quarter 2004 results as reported	$66,717	$140	.83%
Less: Broker-originated home equity loan portfolio	649	20	N/M
Indirect automobile loan portfolio	1,821	64	N/M

Continuing loan portfolio[a]	$64,247	$56	.35%

(a)	Excludes the above loan portfolios sold or moved to held-for-sale status during the fourth quarter in anticipation of their sale.

N/M = Not Meaningful

     During the fourth quarter of 2004, Key’s nonperforming loans decreased by $74 million to $316 million. As shown in the Selected Asset Quality Data table, this reduction was attributable primarily to the sale of our broker-originated home equity loan portfolio. Nonperforming loans represented 0.46% of loans outstanding at December 31, 2004, down from 0.60% at September 30, 2004, and 1.11% at December 31, 2003.

     Key’s allowance for loan losses stood at $1.138 billion, or 1.66% of loans outstanding at December 31, 2004, compared with $1.251 billion, or 1.93% at September 30, 2004, and $1.406 billion, or 2.24% at December 31, 2003. At December 31, 2004, the allowance for loan losses represented 360% of nonperforming loans, compared with 321% at September 30, 2004, and 203% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2004. Key’s tangible equity to tangible assets ratio was 6.35% at quarter end, compared with 6.57% at September 30, 2004, and 6.94% at December 31, 2003.

     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the fourth quarter of 2004, Key did not repurchase any of its common shares. At December 31, 2004, there were 29,461,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	4Q04	3Q04	2Q04	1Q04	4Q03
Shares outstanding at beginning of period	405,723	407,243	412,153	416,494	419,266
Issuance of shares under employee benefit
and dividend reinvestment plans	1,847	980	1,128	3,659	1,228
Repurchase of common shares	—	(2,500)	(6,038)	(8,000)	(4,000)

Shares outstanding at end of period	407,570	405,723	407,243	412,153	416,494

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

LINE OF BUSINESS RESULTS

     The following table summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Revenue (taxable equivalent)

Consumer Banking	$543	$591	$575	(8.1)%	(5.6)%
Corporate and Investment Banking	428	366	390	16.9	9.7
Investment Management Services	209	193	210	8.3	(.5)
Other Segments	(2)	(2)	9	—	N/M

Total segments	1,178	1,148	1,184	2.6	(.5)
Reconciling Items	(37)	(32)	(25)	(15.6)	(48.0)

Total	$1,141	$1,116	$1,159	2.2%	(1.6)%

Net income (loss)

Consumer Banking	$47	$118	$97	(60.2)%	(51.5)%
Corporate and Investment Banking	162	113	100	43.4	62.0
Investment Management Services	30	27	27	11.1	11.1
Other Segments	7	3	12	133.3	(41.7)

Total segments	246	261	236	(5.7)	4.2
Reconciling Items	(33)	(9)	(2)	(266.7)	N/M

Total	$213	$252	$234	(15.5)%	(9.0)%

N/M = Not Meaningful

Consumer Banking

				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Summary of operations
Net interest income (TE)	$459	$452	$452	1.5%	1.5%
Noninterest income	84	139	123	(39.6)	(31.7)

Total revenue (TE)	543	591	575	(8.1)	(5.6)
Provision for loan losses	9	51	68	(82.4)	(86.8)
Noninterest expense	427	351	352	21.7	21.3

Income before income taxes (TE)	107	189	155	(43.4)	(31.0)
Allocated income taxes and TE adjustments	60	71	58	(15.5)	3.4

Net income	$47	$118	$97	(60.2)%	(51.5)%

Percent of consolidated net income	22%	47%	41%	N/A	N/A
Average balances
Loans	$29,544	$29,331	$29,244	.7%	1.0%
Total assets	32,556	31,941	31,768	1.9	2.5
Deposits	36,190	35,574	35,008	1.7	3.4

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Additional Consumer Banking Data				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Average deposits outstanding
Noninterest-bearing	$5,896	$5,750	$5,725	2.5%	3.0%
Money market deposit accounts and other savings	17,320	16,973	15,671	2.0	10.5
Time	12,974	12,851	13,612	1.0	(4.7)

Total deposits	$36,190	$35,574	$35,008	1.7%	3.4%

Home equity loans
Retail Banking and Small Business:
Average balance	$9,003	$8,810	$8,340
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	61	60	59
National Home Equity:
Average balance	$4,153	$4,502	$5,193
Average loan-to-value ratio	67%	71%	74%
Percent first lien positions	70	76	82
Other data
On-line households / household penetration	571,051/45%	550,968/44%	471,206/39%
KeyCenters	935	921	906
Automated teller machines	2,194	2,187	2,167

     Net income for Consumer Banking was $47 million for the fourth quarter of 2004, compared with $97 million for the year-ago quarter. The reduction reflected the impact of the sale of the broker-originated home equity loan portfolio, and the reclassification of the indirect automobile loan portfolio to held-for-sale status. These actions resulted in significant decreases in noninterest income and the provision for loan losses, and a substantial increase in noninterest expense. Excluding the effects of the above actions, net income for Consumer Banking was $124 million for the fourth quarter of 2004.

     Noninterest income decreased by $39 million, or 32%, due to a $46 million loss recorded in connection with management’s decision to sell the loan portfolios mentioned above, and a decrease in service charges on deposit accounts. These adverse changes were offset in part by a decline in net losses from retained interests in previously securitized assets and associated trading activities, higher income from electronic banking activities and a decrease in net losses incurred on the residual values of leased vehicles.

     The provision for loan losses decreased by $59 million from the fourth quarter of 2003. The reduction was due largely to improved asset quality in the Consumer Finance and Small Business lines of business, but also reflected a $21 million reversal of provision that resulted from management’s decision to sell Key’s indirect automobile loan portfolio.

     Noninterest expense rose by $75 million, or 21%, due primarily to a $55 million write-off of goodwill recorded in connection with management’s decision to sell the nonprime indirect automobile loan business. Also contributing to the growth were increases in personnel expense and various indirect charges.

     In October 2004, we strengthened our market share position by completing the acquisition of EverTrust Bank, a state-chartered bank headquartered in Everett, Washington with assets of approximately $780 million and deposits of approximately $570 million at the date of acquisition.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Corporate and Investment Banking

				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Summary of operations
Net interest income (TE)	$259	$235	$243	10.2%	6.6%
Noninterest income	169	131	147	29.0	15.0

Total revenue (TE)	428	366	390	16.9	9.7
Provision for loan losses	(30)	(1)	49	N/M	N/M
Noninterest expense	199	187	182	6.4	9.3

Income before income taxes (TE)	259	180	159	43.9	62.9
Allocated income taxes and TE adjustments	97	67	59	44.8	64.4

Net income	$162	$113	$100	43.4%	62.0%

Percent of consolidated net income	76%	45%	43%	N/A	N/A
Average balances
Loans	$31,194	$29,078	$27,418	7.3%	13.8%
Total assets	35,595	33,882	31,916	5.1	11.5
Deposits	5,618	5,146	4,780	9.2	17.5

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

Additional Corporate and Investment Banking Data

				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Average lease financing receivables managed by
Key Equipment Finance[a]
Receivables held in Key Equipment
Finance portfolio	$7,449	$6,739	$6,153	10.5%	21.1%
Receivables assigned to other lines of business	2,081	2,069	2,019	.6	3.1

Total lease financing receivables managed	$9,530	$8,808	$8,172	8.2%	16.6%

(a)	Includes lease financing receivables held in portfolio and those assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

     Net income for Corporate and Investment Banking was $162 million for the fourth quarter of 2004, up from $100 million for the same period last year. A significant reduction in the provision for loan losses and growth in both net interest income and noninterest income drove the improvement and more than offset an increase in noninterest expense.

     The provision for loan losses was a negative $30 million for the fourth quarter of 2004, compared with $49 million for the fourth quarter of 2003. The reduction was due largely to improved asset quality in the Corporate Banking and KeyBank Real Estate Capital lines of business.

     Taxable-equivalent net interest income increased by $16 million, or 7%, due to strong growth in average loans and deposits, and a more favorable interest rate spread on deposits and other funding sources.

     Noninterest income rose by $22 million, or 15%, due largely to increases in non-yield-related loan fees, and income from investment banking and capital markets activities.

     Noninterest expense increased by $17 million, or 9%, due primarily to an $8 million increase in personnel expense and increases in various indirect charges.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

     All of Corporate and Investment Banking’s income statement components were affected in the fourth quarter by our December acquisition of American Express Business Finance Corporation, the equipment leasing unit of American Express’ small business division headquartered in Parsippany, New Jersey. American Express Business Finance provides capital for small and middle market businesses, mostly in the healthcare, information technology, office products, and commercial vehicle/construction industries, and has a leasing portfolio of approximately $1.5 billion. This acquisition added 75 offices to our network for small-ticket lease solutions.

Investment Management Services

				Percent change 4Q04 vs.
dollars in millions	4Q04	3Q04	4Q03	3Q04	4Q03
Summary of operations
Net interest income (TE)	$63	$60	$61	5.0%	3.3%
Noninterest income	146	133	149	9.8	(2.0)

Total revenue (TE)	209	193	210	8.3	(.5)
Provision for loan losses	—	1	6	(100.0)	(100.0)
Noninterest expense	162	149	160	8.7	1.3

Income before income taxes (TE)	47	43	44	9.3	6.8
Allocated income taxes and TE adjustments	17	16	17	6.3	—

Net income	$30	$27	$27	11.1%	11.1%

Percent of consolidated net income	14%	11%	12%	N/A	N/A
Average balances
Loans	$5,336	$5,275	$5,151	1.2%	3.6%
Total assets	6,649	6,631	6,157	.3	8.0
Deposits	7,911	7,114	6,779	11.2	16.7

TE = Taxable Equivalent, N/A = Not Applicable

Additional Investment Management Services Data

dollars in billions	4Q04	3Q04	4Q03
Assets under management	$74.2	$70.9	$68.7
Nonmanaged and brokerage assets	72.7	67.6	66.4

     Net income for Investment Management Services was $30 million for the fourth quarter of 2004, up from $27 million for the fourth quarter of last year. The positive effects of an increase in net interest income and a reduction in the provision for loan losses more than offset a decline in noninterest income.

     Taxable-equivalent net interest income rose by $2 million, or 3%, due primarily to growth in average core deposits and higher loan volume.

     The provision for loan losses decreased by $6 million, reflecting improved asset quality in the McDonald Financial Group.

     Noninterest income decreased by $3 million, or 2%. Lower income from trust and investment services and a decrease in service charges on deposit accounts drove the decline.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Other Segments

     Other segments consist primarily of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $7 million for the fourth quarter of 2004, compared with net income of $12 million for the same period last year. A decline in net gains from principal investing drove the decrease.

Line of Business Descriptions

Consumer Banking
Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans from private schools to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking
Corporate Banking provides products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services
Investment Management Services includes Victory Capital Management and McDonald Financial Group.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $91 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 935 KeyCenters and offices; a network of 2,194 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, January 21, 2005. A tape of the call will be available through January 28.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to improve, which could materially impact credit quality trends and the ability to generate loans; declines or disruptions in the stock or bond markets; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	12-31-04	9-30-04	12-31-03
Summary of operations
Net interest income (TE)	$708	$680	$693
Noninterest income	433	436	466

Total revenue (TE)	1,141	1,116	1,159
Provision for loan losses	(21)	51	123
Noninterest expense	782	690	698
Net income	213	252	234
Per common share
Net income	$.52	$.62	$.56
Net income — assuming dilution	.51	.61	.55
Cash dividends paid	.31	.31	.305
Book value at period end	17.46	17.12	16.73
Market price at period end	33.90	31.60	29.32
Performance ratios
Return on average total assets	.95%	1.16%	1.11%
Return on average equity	11.99	14.62	13.37
Net interest margin (TE)	3.64	3.61	3.78
Capital ratios at period end
Equity to assets	7.84%	7.85%	8.25%
Tangible equity to tangible assets	6.35	6.57	6.94
Tier 1 risk-based capital [a]	7.26	7.72	8.35
Total risk-based capital [a]	11.54	11.67	12.57
Leverage [a]	7.96	8.27	8.55
Asset quality
Net loan charge-offs	$140	$76	$123
Net loan charge-offs to average loans	.83%	.47%	.78%
Allowance for loan losses	$1,138	$1,251	$1,406
Allowance for loan losses to period-end loans	1.66%	1.93%	2.24%
Allowance for loan losses to nonperforming loans	360.13	320.77	202.59
Nonperforming loans at period end	$316	$390	$694
Nonperforming assets at period end	379	460	753
Nonperforming loans to period-end loans	.46%	.60%	1.11%
Nonperforming assets to period-end loans plus
OREO and other nonperforming assets	.55	.71	1.20
Other data
Average full-time equivalent employees	19,575	19,635	19,745
KeyCenters	935	921	906
Taxable-equivalent adjustment	$26	$22	$22

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-04	12-31-03
Summary of operations
Net interest income (TE)	$2,731	$2,796
Noninterest income	1,746	1,760

Total revenue (TE)	4,477	4,556
Provision for loan losses	185	501
Noninterest expense	2,810	2,742
Net income	954	903
Per common share
Net income	$2.32	$2.13
Net income — assuming dilution	2.30	2.12
Cash dividends paid	1.24	1.22
Performance ratios
Return on average total assets	1.10%	1.07%
Return on average equity	13.75	13.08
Net interest margin (TE)	3.64	3.80
Asset quality
Net loan charge-offs	$431	$548
Net loan charge-offs to average loans	.67%	.87%
Other data
Average full-time equivalent employees	19,576	20,064
Taxable-equivalent adjustment	$94	$71

(a)	12-31-04 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Consolidated Balance Sheets
(dollars in millions)

	12-31-04	9-30-04	12-31-03
Assets
Loans	$68,464	$64,981	$62,711
Investment securities	71	78	98
Securities available for sale	7,451	7,182	7,638
Short-term investments	1,472	2,753	1,604
Other investments	1,421	1,341	1,092

Total earning assets	78,879	76,335	73,143
Allowance for loan losses	(1,138)	(1,251)	(1,406)
Cash and due from banks	2,454	2,984	2,712
Premises and equipment	603	599	606
Goodwill	1,359	1,179	1,150
Other intangible assets	87	32	37
Corporate-owned life insurance	2,608	2,574	2,512
Accrued income and other assets	5,887	6,003	5,733

Total assets	$90,739	$88,455	$84,487

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$21,748	$21,165	$18,947
Savings deposits	1,970	1,976	2,083
Certificates of deposit ($100,000 or more)	4,697	4,715	4,891
Other time deposits	10,435	10,212	11,008

Total interest-bearing	38,850	38,068	36,929
Noninterest-bearing	11,581	12,008	11,175
Deposits in foreign office — interest-bearing	7,411	5,767	2,754

Total deposits	57,842	55,843	50,858
Federal funds purchased and securities
sold under repurchase agreements	2,145	3,322	2,667
Bank notes and other short-term borrowings	2,515	2,853	2,947
Accrued expense and other liabilities	6,274	6,047	5,752
Long-term debt	14,846	13,444	15,294

Total liabilities	83,622	81,509	77,518
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,491	1,477	1,448
Retained earnings	7,284	7,197	6,838
Treasury stock	(2,128)	(2,172)	(1,801)
Accumulated other comprehensive loss	(22)	(48)	(8)

Total shareholders’ equity	7,117	6,946	6,969

Total liabilities and shareholders’ equity	$90,739	$88,455	$84,487

Common shares outstanding (000)	407,570	405,723	416,494

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Interest income
Loans	$913	$847	$856	$3,409	$3,550
Investment securities	1	2	2	5	7
Securities available for sale	81	84	82	331	356
Short-term investments	11	9	8	38	30
Other investments	9	10	8	35	27

Total interest income	1,015	952	956	3,818	3,970
Interest expense
Deposits	184	171	164	677	703
Federal funds purchased and securities sold
under repurchase agreements	23	17	9	60	50
Bank notes and other short-term borrowings	13	8	14	42	60
Long-term debt, including capital securities	113	98	98	402	432

Total interest expense	333	294	285	1,181	1,245

Net interest income	682	658	671	2,637	2,725
Provision for loan losses	(21)	51	123	185	501

	703	607	548	2,452	2,224
Noninterest income
Trust and investment services income	143	135	146	564	545
Service charges on deposit accounts	77	84	88	331	364
Investment banking and capital markets income	70	52	52	233	194
Letter of credit and loan fees	56	42	43	175	142
Corporate-owned life insurance income	33	25	33	110	114
Net gains (losses) from loan securitizations and sales	(29)	21	22	18	90
Electronic banking fees	23	22	19	85	80
Net securities gains (losses)	(3)	—	2	4	11
Other income	63	55	61	226	220

Total noninterest income	433	436	466	1,746	1,760
Noninterest expense
Personnel	411	394	379	1,549	1,493
Net occupancy	60	57	57	236	228
Computer processing	50	49	47	191	178
Equipment	30	28	32	119	133
Marketing	32	26	32	111	120
Professional fees	32	27	32	113	119
Other expense	167	109	119	491	471

Total noninterest expense	782	690	698	2,810	2,742

Income before income taxes	354	353	316	1,388	1,242
Income taxes	141	101	82	434	339

Net income	$213	$252	$234	$954	$903

Net income per common share	$.52	$.62	$.56	$2.32	$2.13
Net income per common share — assuming dilution	.51	.61	.55	2.30	2.12
Weighted-average common shares outstanding (000)	408,243	407,187	420,043	410,585	422,776
Weighted-average common shares and potential common shares outstanding (000)	413,727	411,575	423,752	415,430	426,157

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Fourth Quarter 2004			Third Quarter 2004			Fourth Quarter 2003
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$18,524	$214	4.60%	$18,088	$198	4.34%	$16,847	$198	4.69%
Real estate — commercial mortgage	7,361	99	5.38	6,448	81	4.99	5,812	76	5.21
Real estate — construction	5,291	74	5.53	4,825	62	5.15	5,138	68	5.22
Commercial lease financing	9,530	139	5.82	8,808	126	5.72	8,172	122	5.95

Total commercial loans	40,706	526	5.15	38,169	467	4.87	35,969	464	5.14
Real estate — residential	1,493	23	5.93	1,511	21	5.79	1,639	25	6.32
Home equity	14,696	219	5.94	14,844	212	5.67	14,999	209	5.54
Consumer — direct	2,007	38	7.62	2,059	38	7.35	2,138	38	7.12
Consumer — indirect lease financing	104	3	10.02	144	4	10.07	350	9	9.65
Consumer — indirect other	5,076	96	7.55	5,153	97	7.56	5,116	106	8.16

Total consumer loans	23,376	379	6.45	23,711	372	6.26	24,242	387	6.34
Loans held for sale	2,635	33	5.07	2,476	30	4.74	2,353	26	4.47

Total loans	66,717	938	5.60	64,356	869	5.38	62,564	877	5.58
Investment securities[a]	75	2	8.53	79	2	8.65	102	3	8.88
Securities available for sale [a,c]	7,233	81	4.48	6,982	84	4.88	7,474	82	4.39
Short-term investments	2,100	11	2.00	2,527	9	1.50	1,855	8	1.73
Other investments[c]	1,417	9	2.56	1,328	10	2.98	1,118	8	2.70

Total earning assets	77,542	1,041	5.35	75,272	974	5.16	73,113	978	5.32
Allowance for loan losses	(1,251)			(1,270)			(1,398)
Accrued income and other assets	12,950			12,522			12,285

Total assets	$89,241			$86,524			$84,000

Liabilities
NOW and money market deposit accounts	$21,591	46	.84	$20,454	39	.77	$18,760	31	.65
Savings deposits	1,951	1	.23	1,986	2	.22	2,069	2	.39
Certificates of deposit ($100,000 or more) [d]	4,871	44	3.66	4,852	44	3.60	4,886	45	3.77
Other time deposits	10,366	75	2.89	10,348	73	2.81	11,023	81	2.91
Deposits in foreign office	3,506	18	1.96	3,593	13	1.47	1,750	5	.96

Total interest-bearing deposits	42,285	184	1.73	41,233	171	1.65	38,488	164	1.69
Federal funds purchased and securities sold under repurchase agreements	5,085	23	1.81	5,032	17	1.35	3,953	9	.93
Bank notes and other short-term borrowings	2,793	13	1.79	2,614	8	1.33	2,698	14	1.92
Long-term debt [d]	14,119	113	3.36	13,415	98	3.01	15,214	98	2.64

Total interest-bearing liabilities	64,282	333	2.08	62,294	294	1.90	60,353	285	1.89

Noninterest-bearing deposits	11,804			11,285			10,904
Accrued expense and other liabilities	6,088			6,090			5,797

Total liabilities	82,174			79,669			77,054
Shareholders’ equity	7,067			6,855			6,946

Total liabilities and shareholders’ equity	$89,241			$86,524			$84,000

Interest rate spread (TE)			3.27%			3.26%			3.43%

Net interest income (TE) and net interest margin (TE)		708	3.64%		680	3.61%		693	3.78%

TE adjustment[a]		26			22			22

Net interest income, GAAP basis		$682			$658			$671

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Twelve months ended December 31, 2004			Twelve months ended December 31, 2003
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$17,763	$791	4.45%	$17,161	$824	4.80%
Real estate — commercial mortgage	6,411	326	5.09	5,909	315	5.32
Real estate — construction	4,922	250	5.08	5,335	274	5.14
Commercial lease financing	8,902	519	5.83	7,961	482	6.05

Total commercial loans	37,998	1,886	4.96	36,366	1,895	5.21
Real estate — residential	1,540	93	6.01	1,762	115	6.50
Home equity	14,784	842	5.70	14,578	863	5.92
Consumer — direct	2,052	154	7.52	2,141	157	7.35
Consumer — indirect lease financing	178	18	9.86	545	52	9.51
Consumer — indirect other	5,188	393	7.58	5,040	423	8.38

Total consumer loans	23,742	1,500	6.32	24,066	1,610	6.69
Loans held for sale	2,510	114	4.55	2,447	112	4.60

Total loans	64,250	3,500	5.45	62,879	3,617	5.75
Investment securities[a]	85	8	8.69	112	11	9.03
Securities available for sale [a,c]	7,215	331	4.60	7,865	356	4.55
Short-term investments	2,218	38	1.70	1,650	30	1.84
Other investments[c]	1,257	35	2.77	1,023	27	2.62

Total earning assets	75,025	3,912	5.21	73,529	4,041	5.49
Allowance for loan losses	(1,284)			(1,410)
Accrued income and other assets	12,668			12,229

Total assets	$86,409			$84,348

Liabilities
NOW and money market deposit accounts	$20,175	147	.73	$17,913	149	.83
Savings deposits	2,007	5	.23	2,072	10	.50
Certificates of deposit ($100,000 or more)[d]	4,834	178	3.71	4,796	186	3.93
Other time deposits	10,564	304	2.88	11,330	336	2.96
Deposits in foreign office	2,978	43	1.43	1,885	22	1.13

Total interest-bearing deposits	40,558	677	1.67	37,996	703	1.85
Federal funds purchased and securities sold under repurchase agreements	4,669	60	1.29	4,739	50	1.06
Bank notes and other short-term borrowings	2,631	42	1.59	2,612	60	2.29
Long-term debt, including capital securities[d]	14,304	402	2.93	16,049	432	2.79

Total interest-bearing liabilities	62,162	1,181	1.92	61,396	1,245	2.05
Noninterest-bearing deposits	11,192			10,347
Accrued expense and other liabilities	6,118			5,702

Total liabilities	79,472			77,445
Shareholders’ equity	6,937			6,903

Total liabilities and shareholders’ equity	$86,409			$84,348

Interest rate spread (TE)			3.29%			3.44%

Net interest income (TE) and net interest margin (TE)		2,731	3.64%		2,796	3.80%

TE adjustment[a]		94			71

Net interest income, GAAP basis		$2,637			$2,725

Capital securities	—	—		$629	$36

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Trust and investment services income[a]	$143	$135	$146	$564	$545
Service charges on deposit accounts	77	84	88	331	364
Investment banking and capital markets income[a]	70	52	52	233	194
Letter of credit and loan fees	56	42	43	175	142
Corporate-owned life insurance income	33	25	33	110	114
Net gains (losses) from loan securitizations and sales	(29)	21	22	18	90
Electronic banking fees	23	22	19	85	80
Net securities gains (losses)	(3)	—	2	4	11
Other income:
Insurance income	12	10	12	46	50
Loan securitization servicing fees	1	2	1	5	7
Credit card fees	4	3	3	13	11
Miscellaneous income	46	40	45	162	152

Total other income	63	55	61	226	220

Total noninterest income	$433	$436	$466	$1,746	$1,760

(a)	Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Brokerage commissions and fee income	$68	$61	$70	$265	$266
Personal asset management and custody fees	41	41	45	166	155
Institutional asset management and custody fees	9	9	9	37	39
All other fees	25	24	22	96	85

Total trust and investment services income	$143	$135	$146	$564	$545

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Investment banking income	$41	$36	$40	$133	$110
Net gains from principal investing	5	10	8	44	40
Foreign exchange income	10	7	11	41	36
Income from other investments	5	1	—	6	—
Dealer trading and derivatives income (loss)	9	(2)	(7)	9	8

Total investment banking and capital markets income	$70	$52	$52	$233	$194

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Noninterest Expense
(dollars in millions)

	Three months ended				Twelve months ended
	12-31-04		9-30-04	12-31-03	12-31-04	12-31-03
Personnel[a]	$411		$394	$379	$1,549	$1,493
Net occupancy	60		57	57	236	228
Computer processing	50		49	47	191	178
Equipment	30		28	32	119	133
Marketing	32		26	32	111	120
Professional fees	32		27	32	113	119
Other expense:
Postage and delivery	13		13	14	52	57
Telecommunications	7		8	8	29	32
Franchise and business taxes	(1)		9	10	16	45
OREO expense, net	3		3	6	17	16
Miscellaneous expense	145	[b]	76	81	377	321

Total other expense	167		109	119	491	471

Total noninterest expense	$782		$690	$698	$2,810	$2,742

Average full-time equivalent employees	19,575		19,635	19,745	19,576	20,064

(a)	Additional detail provided in table below.

(b)	Includes goodwill write-off of $55 million as a result of management’s decision to sell Key’s nonprime indirect automobile loan portfolio.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Salaries	$216	$213	$211	$848	$858
Incentive compensation	113	103	94	393	338
Employee benefits	65	63	57	258	255
Stock-based compensation	13	12	8	40	23
Severance	4	3	9	10	19

Total personnel expense	$411	$394	$379	$1,549	$1,493

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Loan Composition
(dollars in millions)

				Percent change 12-31-04 vs.
	12-31-04	9-30-04	12-31-03	9-30-04	12-31-03
Commercial, financial and agricultural	$19,343	$18,118	$17,012	6.8%	13.7%
Commercial real estate:
Commercial mortgage	7,534	6,710	5,677	12.3	32.7
Construction	5,505	5,120	4,978	7.5	10.6

Total commercial real estate loans	13,039	11,830	10,655	10.2	22.4
Commercial lease financing	10,894	8,969	8,522	21.5	27.8

Total commercial loans	43,276	38,917	36,189	11.2	19.6
Real estate — residential mortgage	1,456	1,509	1,613	(3.5)	(9.7)
Home equity	14,062	14,950	15,038	(5.9)	(6.5)
Consumer — direct	1,987	2,017	2,119	(1.5)	(6.2)
Consumer — indirect:
Automobile lease financing	89	120	305	(25.8)	(70.8)
Automobile loans	—	1,862	2,025	(100.0)	(100.0)
Marine	2,624	2,648	2,506	(.9)	4.7
Other	617	620	542	(.5)	13.8

Total consumer — indirect loans	3,330	5,250	5,378	(36.6)	(38.1)

Total consumer loans	20,835	23,726	24,148	(12.2)	(13.7)
Loans held for sale:
Real estate — commercial mortgage	283	314	154	(9.9)	83.8
Real estate — residential mortgage	26	24	18	8.3	44.4
Home equity	29	21	—	38.1	N/M
Education	2,278	1,979	2,202	15.1	3.5
Automobile	1,737	—	—	N/M	N/M

Total loans held for sale	4,353	2,338	2,374	86.2	83.4

Total loans	$68,464	$64,981	$62,711	5.4%	9.2%

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-04	9-30-04	12-31-03	12-31-04	12-31-03
Average loans outstanding during the period	$66,717	$64,356	$62,564	$64,250	$62,879

Allowance for loan losses at beginning of period	$1,251	$1,276	$1,405	$1,406	$1,452
Loans charged off:
Commercial, financial and agricultural	20	35	59	150	284
Real estate — commercial mortgage	9	6	3	33	39
Real estate — construction	—	—	2	5	7

Total commercial real estate loans	9	6	5	38	46
Commercial lease financing	18	9	15	52	60

Total commercial loans	47	50	79	240	390
Real estate — residential mortgage	2	6	5	14	10
Home equity	26	9	16	63	60
Consumer — direct	10	9	10	42	47
Consumer — indirect lease financing	2	1	3	8	15
Consumer — indirect other	86	38	37	216	156

Total consumer loans	126	63	71	343	288

	173	113	150	583	678
Recoveries:
Commercial, financial and agricultural	6	10	9	42	36
Real estate — commercial mortgage	4	1	1	7	11
Real estate — construction	—	—	—	4	3

Total commercial real estate loans	4	1	1	11	14
Commercial lease financing	4	3	2	14	13

Total commercial loans	14	14	12	67	63
Real estate — residential mortgage	—	—	—	1	1
Home equity	2	2	1	6	5
Consumer — direct	2	3	2	9	9
Consumer — indirect lease financing	—	1	1	3	6
Consumer — indirect other	15	17	11	66	46

Total consumer loans	19	23	15	85	67

	33	37	27	152	130

Net loans charged off	(140)	(76)	(123)	(431)	(548)
Provision for loan losses	(21)	51	123	185	501
Reclassification of allowance for credit losses on lending-related commitments [a]	—	—	—	(70)	—
Allowance related to loans acquired	48	—	—	48	—
Foreign currency translation adjustment	—	—	1	—	1

Allowance for loan losses at end of period	$1,138	$1,251	$1,406	$1,138	$1,406

Net loan charge-offs to average loans	.83%	.47%	.78%	.67%	.87%
Allowance for loan losses to period-end loans	1.66	1.93	2.24	1.66	2.24
Allowance for loan losses to nonperforming loans	360.13	320.77	202.59	360.13	202.59

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	12-31-04	9-30-04	6-30-04	3-31-04	12-31-03
Commercial, financial and agricultural	$43	$61	$114	$191	$252
Real estate — commercial mortgage	31	49	61	72	85
Real estate — construction	20	1	1	12	25

Total commercial real estate loans	51	50	62	84	110
Commercial lease financing	84	74	59	84	103

Total commercial loans	178	185	235	359	465
Real estate — residential mortgage	39	36	38	39	39
Home equity	80	149	151	161	153
Consumer — direct	3	4	13	10	14
Consumer — indirect lease financing	1	1	2	2	3
Consumer — indirect other	15	15	15	16	20

Total consumer loans	138	205	219	228	229

Total nonperforming loans	316	390	454	587	694
OREO	53	60	71	76	61
Allowance for OREO losses	(4)	(5)	(8)	(5)	(4)

OREO, net of allowance	49	55	63	71	57
Other nonperforming assets	14	15	23	12	2

Total nonperforming assets	$379	$460	$540	$670	$753

Accruing loans past due 90 days or more	$122	$139	$114	$127	$152
Accruing loans past due 30 through 89 days	491	602	622	559	613
Nonperforming loans to period-end loans	.46%	.60%	.71%	.94%	1.11%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.55	.71	.84	1.07	1.20

Summary of Changes in Nonperforming Loans
(in millions)

	4Q04	3Q04	2Q04	1Q04	4Q03
Balance at beginning of period	$390	$454	$587	$694	$795
Loans placed on nonaccrual status	95	94	68	145	111
Charge-offs	(91)	(76)	(104)	(111)	(123)
Loans acquired (sold), net	(66)	(35)	(33)	(58)	(40)
Payments	(11)	(32)	(62)	(56)	(46)
Transfers to OREO	—	—	—	(11)	—
Loans returned to accrual status	(1)	(15)	(2)	(16)	(3)

Balance at end of period	$316	$390	$454	$587	$694

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 4Q04 vs.
	4Q04	3Q04	2Q04	1Q04	4Q03	3Q04	4Q03
Summary of operations
Total revenue (TE)	$543	$591	$551	$572	$575	(8.1)%	(5.6)%
Provision for loan losses	9	51	46	59	68	(82.4)	(86.8)
Noninterest expense	427	351	345	336	352	21.7	21.3
Net income	47	118	99	111	97	(60.2)	(51.5)
Average loans	29,544	29,331	29,362	29,736	29,244	.7	1.0
Average deposits	36,190	35,574	35,025	34,742	35,008	1.7	3.4
Net loan charge-offs	117	52	61	71	68	125.0	72.1
Return on average allocated equity	8.73%	23.18%	19.60%	21.55%	18.65%	N/A	N/A
Average full-time equivalent employees	8,114	8,227	8,130	8,129	8,129	(1.4)	(.2)

Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$334	$321	$312	$312	$324	4.0%	3.1%
Provision for loan losses	14	15	10	15	14	(6.7)	—
Noninterest expense	221	212	208	200	207	4.2	6.8
Net income	62	59	59	60	64	5.1	(3.1)
Average loans	11,179	10,771	10,557	10,369	10,264	3.8	8.9
Average deposits	30,533	30,116	29,796	29,791	29,894	1.4	2.1
Net loan charge-offs	13	15	10	15	14	(13.3)	(7.1)
Return on average allocated equity	34.35%	38.35%	39.75%	40.49%	42.46%	N/A	N/A
Average full-time equivalent employees	6,051	6,225	6,137	6,092	6,103	(2.8)	(.9)

Small Business
Total revenue (TE)	$100	$97	$95	$92	$98	3.1%	2.0%
Provision for loan losses	7	12	12	13	16	(41.7)	(56.3)
Noninterest expense	58	55	52	51	52	5.5	11.5
Net income	22	18	20	17	19	22.2	15.8
Average loans	4,415	4,420	4,479	4,445	4,452	(.1)	(.8)
Average deposits	5,249	5,047	4,865	4,582	4,731	4.0	10.9
Net loan charge-offs	9	12	14	14	16	(25.0)	(43.8)
Return on average allocated equity	22.44%	18.41%	20.79%	17.71%	19.43%	N/A	N/A
Average full-time equivalent employees	434	419	416	415	380	3.6	14.2

Consumer Finance
Total revenue (TE)	$109	$173	$144	$168	$153	(37.0)%	(28.8)%
Provision for loan losses	(12)	24	24	31	38	(150.0)	(131.6)
Noninterest expense	148	84	85	85	93	76.2	59.1
Net income (loss)	(37)	41	20	34	14	(190.2)	(364.3)
Average loans	13,950	14,140	14,326	14,922	14,528	(1.3)	(4.0)
Average deposits	408	411	364	369	383	(.7)	6.5
Net loan charge-offs	95	25	37	42	38	280.0	150.0
Return on average allocated equity	(14.24)%	15.93%	7.68%	12.55%	5.15%	N/A	N/A
Average full-time equivalent employees	1,629	1,583	1,577	1,622	1,646	2.9	(1.0)

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 4Q04 vs.
	4Q04	3Q04	2Q04	1Q04	4Q03	3Q04	4Q03
Summary of operations
Total revenue (TE)	$428	$366	$364	$354	$390	16.9%	9.7%
Provision for loan losses	(30)	(1)	25	21	49	N/M	N/M
Noninterest expense	199	187	169	164	182	6.4	9.3
Net income	162	113	106	106	100	43.4	62.0
Average loans	31,194	29,078	27,854	27,221	27,418	7.3	13.8
Average deposits	5,618	5,146	4,958	4,756	4,780	9.2	17.5
Net loan charge-offs	22	23	40	39	49	(4.3)	(55.1)
Return on average allocated equity	21.08%	15.05%	14.30%	14.22%	13.13%	N/A	N/A
Average full-time equivalent employees	2,667	2,487	2,434	2,412	2,429	7.2	9.8

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$209	$191	$199	$189	$200	9.4%	4.5%
Provision for loan losses	(32)	(7)	25	15	37	N/M	N/M
Noninterest expense	121	110	102	104	113	10.0	7.1
Net income	75	55	45	44	32	36.4	134.4
Average loans	13,247	13,106	12,564	12,233	12,386	1.1	7.0
Average deposits	4,091	3,767	3,742	3,615	3,655	8.6	11.9
Net loan charge-offs	12	13	36	31	37	(7.7)	(67.6)
Return on average allocated equity	19.50%	14.10%	11.51%	11.17%	7.88%	N/A	N/A
Average full-time equivalent employees	1,196	1,167	1,129	1,131	1,140	2.5	4.9

KeyBank Real Estate Capital
Total revenue (TE)	$134	$104	$91	$88	$121	28.8%	10.7%
Provision for loan losses	(4)	—	(4)	1	4	N/M	N/M
Noninterest expense	50	45	42	37	43	11.1	16.3
Net income	55	37	33	31	46	48.6	19.6
Average loans	9,570	8,286	7,752	7,624	8,062	15.5	18.7
Average deposits	1,520	1,366	1,202	1,127	1,111	11.3	36.8
Net loan charge-offs (recoveries)	2	3	(1)	2	4	(33.3)	(50.0)
Return on average allocated equity	21.60%	15.84%	14.55%	13.48%	19.44%	N/A	N/A
Average full-time equivalent employees	702	678	673	668	674	3.5	4.2

Key Equipment Finance
Total revenue (TE)	$85	$71	$74	$77	$69	19.7%	23.2%
Provision for loan losses	6	6	4	5	8	—	(25.0)
Noninterest expense	28	32	25	23	26	(12.5)	7.7
Net income	32	21	28	31	22	52.4	45.5
Average loans	8,377	7,686	7,538	7,364	6,970	9.0	20.2
Average deposits	7	13	14	14	14	(46.2)	(50.0)
Net loan charge-offs	8	7	5	6	8	14.3	—
Return on average allocated equity	24.77%	16.51%	22.66%	25.45%	18.53%	N/A	N/A
Average full-time equivalent employees	769	642	632	613	615	19.8	25.0

KeyCorp Reports Fourth Quarter 2004 Earnings
January 21, 2005

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 4Q04 vs.
	4Q04	3Q04	2Q04	1Q04	4Q03	3Q04	4Q03
Summary of operations
Total revenue (TE)	$209	$193	$202	$204	$210	8.3%	(.5)%
Provision for loan losses	—	1	3	1	6	(100.0)	(100.0)
Noninterest expense	162	149	162	152	160	8.7	1.3
Net income	30	27	23	32	27	11.1	11.1
Average loans	5,336	5,275	5,226	5,140	5,151	1.2	3.6
Average deposits	7,911	7,114	7,188	6,908	6,779	11.2	16.7
Net loan charge-offs	1	1	3	1	6	—	(83.3)
Return on average allocated equity	19.86%	17.93%	15.60%	21.70%	18.03%	N/A	N/A
Average full-time equivalent employees	2,593	2,620	2,626	2,639	2,715	(1.0)	(4.5)

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful